Exhibit 4.7

NOTE GUARANTEE

This NOTE GUARANTEE, dated as of August 8, 2006 (this “Note Guarantee”), is entered into by and among VITRO ENVASES NORTEAMÉRICA, S.A. DE C.V. (the “Issuer”), and each of the undersigned NOTE GUARANTORS (individually, the “Note Guarantor” and, collectively, the “Note Guarantors”) for the benefit of the holders of a beneficial interest (individually, the “Beneficial Holder” and, collectively, the “Beneficial Holders”) in the $250,000,000 Short Term Guaranteed Notes (the “Notes”) to be issued from time to time by the Issuer under the $250,000,000 Short Term Guaranteed Note Program (the “Program”). Capitalized terms used but not defined herein shall have the meanings assigned to them in Schedule I hereto.

Section 1. Note Guarantees.

(a) For value received, each Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor and to each Beneficial Holder the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the amounts due under the Notes (such amounts, the “Guaranteed Obligations”).

(b) Each Note Guarantor agrees (to the extent permitted by law) that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Note Guarantee notwithstanding any extension or renewal of any Guaranteed Obligations. Each Note Guarantor hereby agrees to pay, in addition to the amounts stated above, any and all reasonable and documented out-of-pocket expenses (including reasonable out-of-pocket counsel fees and expenses) incurred by the Beneficial Holders in enforcing any rights under this Note Guarantee.

(c) Each Note Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Note Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Note Guarantor hereunder shall not be affected by (i) the failure of any Beneficial Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under the Notes; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Notes; or (iv) any change in the ownership of the Issuer.

(d) Each Note Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection).

(e) The obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guaranteed Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Beneficial Holder to assert any claim or demand or to enforce any remedy under the Notes, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission or delay to do any other act which may or might in any manner or to any extent vary the risk of such Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

(f) Each Note Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Beneficial Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which any Beneficial Holder has at law or in equity against each Note Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations hereunder when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Note Guarantor hereby promises to and will, forthwith pay, or cause to be paid, in cash, to the Beneficial Holders an amount equal to the sum of the unpaid amount of such Guaranteed Obligations then due and owing.

(h) Each Note Guarantor further agrees that, as between such Note Guarantor, on the one hand, and the Beneficial Holders, on the other hand:

(i) the maturity of the Guaranteed Obligations may be accelerated for the purposes of such Note Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, upon the occurrence of any of the following events of default, whatever the reason and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body (each an “Event of Default”):

(A) the Issuer’s default in the payment when due of the principal on the Notes, including the failure to make a required payment to purchase the Notes tendered pursuant to an optional redemption;

(B) the Issuer’s default for 30 days or more in the payment when due of additional amounts, if any, on the Notes;

(C) the Issuer’s failure to comply with the provisions contained in the Notes relating to merger, consolidation or disposition of all or substantially all of its assets; or

(D) if any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Note Guarantor, or any Person acting on behalf of any Note Guarantor, denies or disaffirms such Note Guarantor’s obligations under its Note Guarantee;

provided that the Beneficial Holders of at least 25% in principal amount of outstanding Notes declares the unpaid principal of and additional amounts, if any, on the Notes to be immediately due and payable by notice in writing to the Issuer in the case of declaration by the Beneficial Holders, specifying the Event of Default and that such notice is a “notice of acceleration;” and

(ii) in the event of any such declaration of acceleration of such Guaranteed Obligations, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of its Note Guarantee herein.

Section 2. Limitation on Liability; Termination, Release and Discharge.

(a) The obligations of each Note Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Note Guarantor in respect of the obligations of such other Note Guarantor under its Note Guarantee herein or pursuant to its contribution obligations under Section 3 hereof, result in the obligations of such Note Guarantor under its Note Guarantee herein not constituting a fraudulent conveyance or fraudulent transfer under U.S. or Mexican federal or state law; provided that, notwithstanding anything herein to the contrary, the obligations of Centro de Tecnología Vidriera, Ltd. hereunder will be limited to the aggregate amount of its freely distributable retained earnings, net of any withholding taxes, pursuant to the laws of Switzerland in effect at such time.

(b) A Note Guarantor will be released and relieved of its obligations under its Note Guarantee herein in the event:

(i) the Issuer shall be deemed to have paid and discharged the entire amount of its indebtedness under all outstanding Notes; or

(ii) there is a sale or other disposition of 100% of the Capital Stock of such Note Guarantor owned by the Issuer and its Subsidiaries.

Section 3. Right of Contribution. Each Note Guarantor that makes a payment or distribution under its Note Guarantee herein will be entitled to a contribution from each other Note Guarantor in a pro rata amount, based on the net assets of each Note Guarantor determined in accordance with Mexican GAAP. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of each Note Guarantor to the Beneficial Holders and each Note Guarantor shall remain liable to the Beneficial Holders for the full amount guaranteed by such Note Guarantor hereunder.

Section 4. No Subrogation. Each Note Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in U.S. legal tender of all Guaranteed Obligations. If any amount shall be paid to any Note Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full in U.S. legal tender, such amount shall be held by such Note Guarantor in trust for the Beneficial Holders, segregated from other funds of such Note Guarantor, and shall, forthwith upon receipt by such Note Guarantor, be applied against the Guaranteed Obligations.

Section 5. Waivers.

(a) Each Note Guarantor hereby waives any right to which it may be entitled under applicable law to (i) have a suit, action or proceeding be initiated and/or completed against the Issuer under the Notes, prior to the initiation or completion of a suit, action or proceeding against the Note Guarantor under its Note Guarantee herein, (ii) require that the assets of the Issuer be used, applied or depleted before the assets of the Note Guarantor may be used, applied or depleted in connection with its Note Guarantee herein, and (iii) have any claims against the Issuer arising under the Notes and/or against the Note Guarantors under their respective Note Guarantee herein, be divided among the Note Guarantors.

(b) To the fullest extent permitted under applicable law, each Note Guarantor hereby waives its rights under Articles 2814, 2815, 2817, 2818, 2820, 2821, 2822, 2823, 2827, 2837, 2838, 2840, 2842, 2845, 2846, 2847, 2848 and 2849 of Mexico’s Federal Civil Code and the corresponding articles of the civil codes of each of Mexico’s states.

Section 6. Amendments and Waivers. Without notice to or the consent of any Beneficial Holder, the Issuer and the Note Guarantors may amend this Note Guarantee to:

(a)	cure any ambiguity, omission, defect or inconsistency;

(b)	add a New Note Guarantee; or

(c)	make any change that does not adversely affect the rights of any Beneficial Holder in any material respect;

provided that, after an amendment under this Section 6 becomes effective, the Issuer shall mail to Beneficial Holders a notice briefly describing such amendment. The failure to give such notice to all Beneficial Holders, or any defect therein, shall not impair or affect the validity of an amendment made under this Section 6.

Section 7. Notices.

(a) Any notice or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:

if to the Issuer:

Vitro Envases Norteamérica, S.A. de C.V.

Magallanes #517 Ote. Col. Terminal

Monterrey, N.L. 64570, México

With copy to Legal Department:

Av. Ricardo Margain 440

Col. Valle del Campestre

San Pedro Garza García, N.L.

Attention: Legal Department

Fax: + 52 (818) 335-8319

The Issuer by written notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed by first-class mail, postage prepaid, to such Beneficial Holder at such Beneficial Holder’s address as it appears on the registration books at the office of the place where Notes may be presented or surrendered for registration of transfer or exchange and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to mail a notice or communication to a Beneficial Holder or any defect in it shall not affect its sufficiency with respect to other Beneficial Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

(d) Any notice or communication delivered to the Issuer under the provisions herein shall constitute notice to the Note Guarantors.

Section 8. Governing Law, etc.

(a) This Note Guarantee shall be construed in accordance with, and all matters arising out of or relating in any way to this Note Guarantee shall be governed by, the law of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such law.

(b) Each of the parties hereto hereby:

(i) agrees that any suit, action or proceeding with respect to this Note Guarantee or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York, County of New York, and in the courts of its own corporate domicile, in respect of actions brought against it as a defendant, and irrevocably submits to the jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment;

(ii) irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Note Guarantee brought in the United States District Court for the Southern District of New York or in the Supreme Court of the State of New York, County of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and any right to which it may be entitled on account of place of residence or domicile;

(iii) irrevocably submits to the jurisdiction of such courts in any suit, action or proceeding; and

(iv) agrees that final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which any party hereto is or may be subject, by suit upon judgment.

(c) Each of the Note Guarantors hereby irrevocably appoints CT Corporation System, which currently maintains a New York City office situated at 111 Eighth Avenue, New York, New York 10011 in New York, New York (the “Process Agent”), as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on behalf of itself and its assets and properties service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in the State of New York.

(d) To the extent that any of the Note Guarantors have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Note Guarantors hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Note Guarantee.

(e) Nothing this Section 9 shall affect the right of any Beneficial Holder to serve process in any other manner permitted by law.

Section 9. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of any Note Guarantor shall not have any liability for any obligations of such Note Guarantor under this Note Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 10. Successors. All agreements of the Note Guarantors in this Note Guarantee shall bind their respective successors.

Section 11. Duplicate and Counterpart Originals. This Note Guarantee may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 12. Severability. In case any provision in this Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13. Currency Indemnity.

(a) U.S. legal tender is the sole currency of account and payment for all sums payable by any Note Guarantor under or in connection with the Notes, including damages. Any amount received or recovered in currency other than U.S. legal tender in respect of the Notes

(whether as a result of, or of the enforcement of, a judgment or of a court of any jurisdiction, in the winding-up or dissolution of the Issuer, any Note Guarantor or otherwise) by any Beneficial Holder in respect of any sum expressed to be due to it from any Note Guarantor shall only constitute a discharge of them under this Note Guarantee only to the extent of the U.S. legal tender amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. legal tender amount is less than the U.S. legal tender amount expressed to be due to the recipient under this Note Guarantee, the Note Guarantors shall indemnify and hold harmless the recipient against any loss or cost sustained by it in making such purchase.

(b) The indemnities of the Note Guarantors contained in this Section 14, to the extent permitted by law: (i) constitute a separate and independent obligation from the other obligations of the Note Guarantors under this Note Guarantee; (ii) shall give rise to a separate and independent cause of action against the Note Guarantors; (iii) shall apply irrespective of any waiver granted by any Beneficial Holder from time to time; and (iv) shall continue in full force and effect notwithstanding any other judgment, order, claim or proof of claim for a liquidated amount in respect of any sum due under this Note Guarantee or any other judgment or order.

Section 14. Headings. The headings of the Sections of this Note Guarantee have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have caused this Note Guarantee to be duly executed.

VITRO ENVASES NORTEAMÉRICA, S.A. DE C.V., as Issuer

By:
Name:
Title:

By:
Name:

Title:

INDUSTRIA DEL ÁLCALI, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

COMPAÑÍA VIDRIERA, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

FABRICACIÓN DE MÁQUINAS, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

VIDRIERA MONTERREY, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

VIDRIERA GUADALAJARA, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

VIDRIERA QUERÉTARO, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

VIDRIERA TOLUCA, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

VIDRIERA LOS REYES, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

VITRO PACKAGING, INC., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

CENTRO DE TECNOLOGÍA VIDRIERA, LTD., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

COMERCIALIZADORA ÁLCALI, S. DE R.L. DE C.V. as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

DEFINITIONS

In this Note Guarantee:

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above.

“BeneficialHolder” means a Person in whose name a Note is registered.

“Issue Date” means the first date of issuance of the Notes under the Program.

“Mexican GAAP” means generally accepted accounting principles in Mexico that are in effect as of the Issue Date.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a government, governmental agency or political subdivision thereof.

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SCHEDULE II

FORM OF NEW NOTE GUARANTEE

This New Note Guarantee, dated as of [                ] (this “New Note Guarantee”), by and among VITRO ENVASES NORTEAMÉRICA, S.A. DE C.V. (the “Issuer”), the [NEW NOTE GUARANTOR] (the “New Note Guarantor”), each other NOTE GUARANTOR from time to time party to the Note Guarantee (the “Note Guarantors”) for the benefit of the holders of a beneficial interest (individually, the “Beneficial Holder” and, collectively, the “Beneficial Holders”) in the $250,000,000 Short Term Guaranteed Notes (the “Notes”) to be issued from time to time by the Issuer under the $250,000,000 Short Term Guaranteed Note Program (the “Program”).

W I T N E S S E T H:

WHEREAS, the Issuer and the Note Guarantors have heretofore executed and delivered a note guarantee dated as of August [        ] 2006 (as amended, supplemented, waived or otherwise modified from time to time, the “Note Guarantee”), providing for the guarantee by the Note Guarantors of the Issuer’s obligation to pay the amounts due under the Notes (the “Guaranteed Obligations”);

WHEREAS, pursuant to Section 5(a) of the Note Guarantee, the Issuer and the existing Note Guarantors are authorized to execute and deliver this New Note Guarantee to supplement the Note Guarantee, without the consent of any Beneficial Holder;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Note Guarantor, the Issuer and each other Note Guarantor mutually covenant and agree for the equal and ratable benefit of the Beneficial Holders as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Note Guarantee.

Section 2. Agreement to be Bound. The New Note Guarantor hereby becomes a party to the Note Guarantee as a Note Guarantor and as such will have all of the rights and be subject to all the obligations and agreements of a Note Guarantor under the Note Guarantee. The New Note Guarantor hereby agrees to be bound by all of the provisions of the Note Guarantee applicable to a Note Guarantor and to perform all of the obligations and agreements of a Note Guarantor under the Note Guarantee.

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SCHEDULE II

Section 3. Guarantee. The New Note Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Note Guarantor and to each Beneficial Holder, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Guaranteed Obligations.

Section 4. Notices. Any notice or communication delivered to the Issuer under the provisions of the Note Guarantee shall constitute notice to the New Note Guarantor.

Section 5. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Beneficial Holders, any legal or equitable right, remedy or claim under or in respect of this New Note Guarantee or the Note Guarantee or any provision herein or therein contained.

Section 6. Governing Law, etc. This New Note Guarantee shall be governed by the provisions set forth in Section 8 of the Note Guarantee.

Section 7. Severability. In case any provision in this New Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 8. Ratification of Note Guarantee; Supplemental Note Guarantee Part of Note Guarantee. Except as expressly amended hereby, the Note Guarantee is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This New Note Guarantee shall form a part of the Note Guarantee for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 9. Duplicate and Counterpart Originals. This New Note Guarantee may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

Section 10. Headings. The headings of the Sections in this New Note Guarantee have been inserted for convenience of reference only, are not intended to be considered as a part hereof and shall not modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

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SCHEDULE II

IN WITNESS WHEREOF, the parties hereto have caused this New Note Guarantee to be duly executed as of the date first above written.

VITRO ENVASES NORTEAMÉRICA, S.A. DE C.V., as Issuer

By:
Name:
Title:

By:
Name:
Title:

[NEW NOTE GUARANTOR], as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

INDUSTRIA DEL ÁLCALI, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE II

COMPAÑÍA VIDRIERA, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

FABRICACIÓN DE MÁQUINAS, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

VIDRIERA MONTERREY, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE II

VIDRIERA GUADALAJARA, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

VIDRIERA QUERÉTARO, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

VIDRIERA TOLUCA, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE II

VIDRIERA LOS REYES, S.A. DE C.V., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

VITRO PACKAGING, INC., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

CENTRO DE TECNOLOGÍA VIDRIERA, LTD., as Note Guarantor

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE II

COMERCIALIZADORA ÁLCALI, S. DE R.L. DE C.V. as Note Guarantor

By:
Name:
Title:

By:
Name:
Title: